       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2006
                                                    REGISTRATION NO. 333-128239
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                                   ON FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            G-III APPAREL GROUP, LTD.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                        2300                                      41-1590959
      (State or other jurisdiction of                 (Primary Standard Industrial                       (I.R.S. Employer
       incorporation or organization)                 Classification Code Number)                     Identification Number)

                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                    MORRIS GOLDFARB, CHIEF EXECUTIVE OFFICER
                            G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:

                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                            TELEPHONE (212) 318-3000
                            FACSIMILE (212) 318-3400

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box. [X}

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE:

         This Registration Statement on Form S-1 constitutes a post-effective amendment to the registrant's Registration Statement on Form S-3 (Registration
No. 333-128239)(the "S-3"). The S-3 was declared effective by the Securities and
Exchange Commission on October 7, 2005. The registrant is filing this post-effective amendment for the purpose of meeting the requirements of Section
10(a)(3) of the Securities Act of 1933. The number of shares of common stock registered hereunder and referred to throughout the prospectus included herein has been adjusted to give retroactive effect to a three-for-two split of our common stock effected on March 28, 2006.

================================================================================

This information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY __, 2006

PROSPECTUS

                                 872,497 SHARES

                        [G-III APPAREL GROUP, LTD. LOGO]

                                  COMMON STOCK

                               ------------------

         This prospectus relates to 872,497 shares of our common stock that may be offered for resale by the selling stockholders named in this prospectus. No securities are being offered or sold by us pursuant to this prospectus.

         The selling stockholders acquired the shares of our common stock to which this prospectus relates directly from us in connection with (a) our acquisition of J. Percy For Marvin Richards, Ltd. and affiliated companies and
(b) our sale of shares to three of the principals of Winlit Group, Ltd. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

         Our common stock is quoted on The Nasdaq National Market under the symbol "GIII." The last reported sale price of our common stock on The Nasdaq
National Market on April 28, 2006 was $9.95 per share.

         The selling stockholders may sell their shares of our common stock from time to time on The Nasdaq National Market or otherwise, in one or more transactions at fixed prices, at prevailing market rates at the time of sale or at prices negotiated with purchasers. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay substantially all expenses of registration of the shares of our common stock to which this prospectus relates.

         All share and per share information in this prospectus has been adjusted to give retroactive effect to a three-for-two split of our common stock effected on March 28, 2006.

                               ------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 3.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is ___________, 2006.

                                TABLE OF CONTENTS

                                                                                                              page
                                                                                                              ----

                               ------------------

         We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on
it. This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

                               PROSPECTUS SUMMARY

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration statement. Under this shelf process, the selling stockholders may from time to time sell the shares of our common stock that they hold in one or more offerings. This prospectus provides you with a general description of the shares being offered. You should read this prospectus, including all documents incorporated herein by reference, together with the additional information described under the heading "Where You Can Find More Information."

         The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the shares being offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information.
The registration statement and exhibits can be read and are available to the public over the Internet at the SEC's website at http://www.sec.gov as described under the heading "Where You Can Find More Information."

         Unless the context otherwise requires, "G-III", "us", "we" and "our"
refer to G-III Apparel Group, Ltd. and its subsidiaries. References to fiscal years refer to the year ended or ending on January 31 of that year. For example, our fiscal year ended January 31, 2006 is referred to as "fiscal 2006." Our
Internet address is "www.g-iii.com".

         All share and per share information in this prospectus has been adjusted to give retroactive effect to a three-for-two split of our common stock effected on March 28, 2006.

COMPANY OVERVIEW

         G-III designs, manufactures, imports and markets an extensive range of outerwear and sportswear, including coats, jackets, pants and other sportswear items, as well as women's suits, and dresses. We sell our products under licensed labels, our own proprietary labels and private retail labels. Our strategy is to deliver superior apparel value to the retail consumer through recognizable brands. We distribute our products through a broad mix of retail partners at a variety of price points.

         The sale of licensed products is a key element of our strategy. We have been distributing products under licensed brands for over ten years. We currently have fashion licenses to produce products under the Calvin Klein, ck
Calvin Klein, Sean John, Kenneth Cole New York, Reaction Kenneth Cole, Nine
West, Cole Haan, Guess?, Jones New York, Jones NY Collection, Cece Cord, IZOD,
Ellen Tracy, Tommy Hilfiger, Donald Trump, James Dean and Pacific Trail fashion labels. We also have sports licenses to produce products containing trademarks of the National Football League, National Basketball Association, Major League
Baseball, National Hockey League, Louisville Slugger, World Poker Tour and many
U.S. colleges and universities.

         In July 2005, we acquired the business of J. Percy for Marvin Richards and the operating assets of Winlit Group, Ltd. As a result of the Marvin
Richards acquisition, we added licenses for men's and women's outerwear under the Calvin Klein brand name. We also acquired Marvin Richards own proprietary label. As a result of acquiring Winlit's assets, we added licenses for men's and women's outerwear under the Guess? brand, leather outerwear under the Tommy
Hilfiger brand, as well as licenses for Ellen Tracy and Pacific Trail outerwear.
We also acquired Winlit's own proprietary labels. We added significant executive merchandising, manufacturing and design expertise as a result of these acquisitions.

         In addition to the licenses we added as a result of the two acquisitions we made, we also increased our portfolio of licensed fashion product through new license agreements. After our acquisition of Marvin
Richards, we expanded our relationship with Calvin Klein by entering into license agreements in September 2005 to manufacture and distribute women's better suits, and in April 2006 to manufacture and distribute women's dresses, under the Calvin Klein label. In March 2006, we added licenses with Sean John for women's sportswear and outerwear. We have manufactured and distributed men's outerwear under the Sean John label for over five years.

         In March 2006, we announced that we had expanded our relationship with
Wal-Mart, Inc. to design and produce a new young men's and boy's branded urban sportswear line, Exsto. Initially, this line will consist of sportswear, outerwear and hats and is expected to be available in approximately
300 Wal-Mart stores for the upcoming fall season.

         Proprietary labels under which we currently sell product include Marvin
Richards, G-III, Black Rivet, Siena, Siena Studio, Colebrook, G-III by Carl
Banks, Winlit, NY 10018, LNR and La Nouvelle Renaissance.

         We operate our business in two segments, licensed apparel and non-licensed apparel. The licensed apparel segment includes sales of apparel brands licensed by us from third parties. The non-licensed apparel segment principally includes sales of apparel under our own brands and private label brands owned by retailers. See Note M to our Consolidated Financial Statements
for financial information with respect to these segments.

         We are a Delaware corporation that was formed in 1989. We and our predecessors have conducted our business since 1974. Our principal executive offices are located at 512 Seventh Avenue, New York, New York 10018, and our
telephone number at that address is (212) 403-0500.

SHARES OFFERED

         We are registering for resale by the selling stockholders an aggregate of 872,497 of our shares of common stock that were acquired directly from us as a result of (a) the issuance of 699,997 shares in connection with our acquisition of Marvin Richards, (b) 37,500 unvested shares issued in connection with the acquisition of Marvin Richards that vested in August 2005 and (c) our sale of 135,000 shares to three of the principals of Winlit. All share and per share information in this registration statement has been adjusted to give retroactive effect to a three-for-two split of our common stock effected on
March 28, 2006.

         We are also registering for resale any additional shares of common stock which may become issuable for no additional consideration by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of our shares of common stock outstanding.

                                  RISK FACTORS

         In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially.
Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

RISK FACTORS RELATING TO OUR OPERATIONS

THE FAILURE TO MAINTAIN OUR LICENSING ARRANGEMENTS COULD CAUSE US TO LOSE
SIGNIFICANT REVENUES AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF
OPERATIONS.

         We are dependent on sales of licensed product for a substantial portion of our revenues. In fiscal 2006, revenues from the sale of licensed product accounted for 60.8% of our net sales compared to 63.6% of our net sales in fiscal 2005 and 76.3% of our net sales in fiscal 2004.

         We are generally required to achieve specified minimum net sales, pay specified royalties and advertising payments and receive prior approval of the licensor as to all design and other elements of a garment prior to production.
License agreements also may restrict our ability to enter into other license agreements for competing products. If we do not satisfy any of these requirements, a licensor usually will have the right to terminate our license.
Even if a licensor does not terminate our license, the failure to achieve net sales sufficient to cover our required minimum royalty payments could have a material adverse effect on our results of operations. If a license contains a renewal provision, there are usually minimum sales and other conditions that must be met in order to be able to renew a license. Even if we comply with all the terms of a licensing agreement, we cannot be sure that we will be able to renew an agreement when it expires even if we desire to do so. The failure to maintain our license agreements could cause us to lose significant revenue and have a material adverse effect on our results of operations.

         We are currently negotiating renewals of some of our license agreements, including our license agreement with the National Football League.
We cannot be sure that we will be able to secure the renewal of this or other license agreements on terms acceptable to us or at all. The loss of the NFL license could have a material adverse effect on our results of operations.

OUR SUCCESS IS DEPENDENT ON THE STRATEGIES AND REPUTATION OF OUR LICENSORS.

         Our business strategy is to offer our products on a multiple brand, multiple channel and multiple price point basis. As a part of this strategy, we license the names and brands of numerous recognized companies, designers and celebrities. In entering into these license agreements, we plan our products to be targeted towards different market segments based on consumer demographics, design, suggested pricing and channel of distribution. If any of our licensors decides to "reposition" its products under the brands we license from them, introduce similar products under similar brand names or otherwise change the parameters of design, pricing, distribution, target market or competitive set, we could experience a significant downturn in that brands' business, adversely affecting our sales and profitability. In addition, as products may be personally associated with designers or celebrities, our sales of those products could be materially and adversely affected if any of those individuals' images, reputations or popularity were to be negatively impacted.

IF WE ARE UNABLE TO SUCCESSFULLY TRANSLATE MARKET TRENDS INTO ATTRACTIVE PRODUCT
OFFERINGS, OUR SALES AND PROFITABILITY COULD SUFFER.

         Our ability to successfully compete depends on a number of factors, including our ability to effectively anticipate, gauge and respond to changing consumer demands and tastes across multiple product lines and tiers of distribution. We are required to translate market trends into attractive product offerings and operate within substantial production and delivery constraints. We cannot be sure we will continue to be successful in this regard. For example, a key part of our success in fiscal 2004 was a result of increased sales of fashion sports apparel. This

trend did not continue in fiscal 2005 and, as a result, our results of operations were materially adversely affected. We need to anticipate and respond to changing trends quickly, efficiently and effectively in order to be successful.

EXPANSION OF OUR PRODUCT OFFERINGS INVOLVES SIGNIFICANT COSTS AND UNCERTAINTY
AND COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         An important part of our strategy is to expand the types of products we offer. For example, in the past year we have added licenses for new lines of women's suits, sportswear and dresses. We have limited prior experience designing, manufacturing and marketing these types of products. We intend to continue to add additional product lines in the future. As is typical with new products, demand and market acceptance for any new products we introduce will be subject to uncertainty. Designing, producing and marketing new products requires substantial expenditures. We cannot be certain that our efforts and expenditures will successfully generate sufficient sales or that sales that are generated will be sufficient to cover our expenditures.

IF OUR CUSTOMERS CHANGE THEIR BUYING PATTERNS, REQUEST ADDITIONAL ALLOWANCES OR
DEVELOP THEIR OWN PRIVATE LABEL BRANDS, OUR SALES TO THESE CUSTOMERS COULD BE
MATERIALLY ADVERSELY AFFECTED.

         Our customers' buying patterns, as well as the need to provide additional allowances to vendors, could have a material adverse effect on our business, results of operations and financial condition. Customers' strategic initiatives, including developing their own private labels brands and reducing the number of vendors they purchase from, could also impact our sales to these customers.

THE CONCENTRATION OF OUR CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

         Our ten largest customers accounted for approximately 61% of our net sales in fiscal 2006 compared to 53% of our net sales in fiscal 2005, with our two largest customers accounting for 19.0% and 13.2% of our net sales in fiscal
2006. Consolidation in the retail industry, such as the combination of the
Federated and May department store chains, has increased the concentration of our sales to our largest customers. We do not have long-term contracts with any customers, and sales to customers generally occur on an order-by-order basis that may be subject to cancellation or rescheduling by the customer. A decision by our major customers to decrease the amount of merchandise purchased from us, to increase the use of their own private label brands or to change the manner of doing business with us, could reduce our revenues and materially adversely affect our results of operations.

IF WE MISCALCULATE THE MARKET FOR OUR PRODUCTS, WE MAY END UP WITH SIGNIFICANT
EXCESS INVENTORIES FOR SOME PRODUCTS AND MISSED OPPORTUNITIES FOR OTHERS.

         We often produce garments to hold in inventory in order to meet our customers' delivery requirements and to be able to quickly fulfill reorders. If we misjudge the market for our products, we may be faced with significant excess inventories for some products and missed opportunities with others. In addition, weak sales and resulting markdown requests from customers could have a material adverse effect on our results of operations.

WE ARE DEPENDENT UPON FOREIGN MANUFACTURERS.

         We do not own or operate any manufacturing facilities. Almost all of our products are imported from independent foreign manufacturers. The failure of these manufacturers to ship products to us in a timely manner or to meet required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries could cause customers to cancel orders, refuse to accept delivery of products or demand reduced prices, any of which could have a material adverse effect on our business. We do not have long-term written agreements with any of our manufacturers. As a result, any of these manufacturers may unilaterally terminate its relationship with us at any time.

         We are also dependent on these manufacturers for compliance with our policies and the policies of our licensors and customers regarding labor practices employed by factories that manufacture product for us. Any failure by these manufactures to comply with required labor standards or any other divergence in their labor or other

practices from those generally considered ethical in the United States, and the potential negative publicity relating to any of these events, could result in a violation by us of our license agreements and harm us and our reputation.

WE ARE SUBJECT TO THE RISKS OF DOING BUSINESS ABROAD.

Our arrangements with foreign manufacturers are subject to the usual risks of doing business abroad, including currency fluctuations, political or labor instability and potential import restrictions, duties and tariffs. We do not maintain insurance for the potential lost profits due to disruptions of our overseas factories. Because our products are produced abroad, political and/or economic instability in China or elsewhere could cause substantial disruption in the business of our foreign manufacturers. This could materially adversely affect our financial condition and results of operations. Heightened terrorism security concerns could subject imported goods to additional, more frequent or more thorough inspections. This could delay deliveries and/or increase costs, which could adversely impact our results of operations. In addition, since we negotiate our purchase orders with foreign manufacturers in United States dollars, the value of the United States dollar against local currencies could impact our cost in dollars of production from these manufacturers. If there is downward pressure on the value of the dollar, our purchase prices for our products could increase. We may not be able to offset an increase in product costs with a price increase to our customers.

FLUCTUATIONS IN THE PRICE, AVAILABILITY AND QUALITY OF MATERIALS USED IN OUR
PRODUCTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR COST OF GOODS SOLD AND
ABILITY TO MEET CUSTOMER DEMANDS.

         Fluctuations in the price, availability and quality of the leather, wool and other materials used in our products could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. We compete with numerous entities for supplies of materials and manufacturing capacity. The supply and price of leather is vulnerable to animal diseases as well as natural disasters that can affect the supply and price of raw leather.
For example, in the past the outbreak of mad-cow and foot-and-mouth disease in
Europe, and its aftereffects, adversely affected the supply of leather. Any recurrence of these diseases could adversely affect us. The prices for wool and other fabrics used in our products depend largely on the market prices for the raw materials used to produce them, such as raw wool or cotton. We may not be able to pass all or any portion of higher material prices to our customers.

IF WE LOSE THE SERVICES OF OUR KEY PERSONNEL, OUR BUSINESS WILL BE HARMED.

         Our future success depends on Morris Goldfarb and other key personnel.
The loss of the services of Mr. Goldfarb and any negative market or industry perception arising from the loss of his services could have a material adverse effect on us and the price of our shares. Our other executive officers have substantial experience and expertise in our business and have made significant contributions to our success. The unexpected loss of services of one or more of these individuals could also adversely affect us.

WE HAVE EXPANDED OUR BUSINESS THROUGH ACQUISITIONS THAT COULD RESULT IN
DIVERSION OF RESOURCES, AN INABILITY TO INTEGRATE ACQUIRED OPERATIONS AND EXTRA
EXPENSES. THIS COULD DISRUPT OUR BUSINESS AND ADVERSELY AFFECT OUR FINANCIAL
CONDITION.

         Part of our strategy is to pursue acquisitions to expand our business.
For example, in July 2005, we acquired Marvin Richards and the operating assets of Winlit. The negotiation of potential acquisitions as well as the integration of acquired businesses could divert our management's time and resources.
Acquired businesses may not be successfully integrated with our operations. We may not realize the intended benefits of any acquisition.

         Acquisitions could also result in:

           o  substantial cash expenditures;

           o  potentially dilutive issuances of equity securities;

           o  the incurrence of debt and contingent liabilities;

           o  a decrease in our profit margins; and

           o  amortization of intangibles  and potential impairment of goodwill.

         If acquisitions disrupt our operations, our business may suffer.

WE MAY NEED ADDITIONAL FINANCING TO CONTINUE TO GROW.

         The continued growth of our business depends on our access to sufficient funds to support our growth. Our primary source of working capital to support our growth is our line of credit and related term loan entered into in
July 2005. Our need for working capital and the amount of our debt increased as a result of our two acquisitions in July 2005. In December 2005, we began to make quarterly payments under our term loan of $1,650,000. A final payment under the term loan of $11,850,000 is due in July 2008. Our growth is dependent on our ability to extend and increase the line of credit and may be dependent on our ability to refinance the term loan if we do not generate sufficient cash to make the payments due under the term loan. If we are unable to refinance our debt, we cannot be sure we will be able to secure alternative financing on satisfactory terms or at all.

WE ARE DEPENDENT ON SALES DURING THE JULY THROUGH NOVEMBER PERIOD EACH YEAR FOR
THE SUBSTANTIAL MAJORITY OF OUR NET SALES AND NET INCOME.

         Retail sales of outerwear apparel have traditionally been seasonal in nature. As a result, we are dependent on our sales from July through November each year for the substantial majority of our net sales and net income. Net sales in the months of July through November accounted for approximately 82% of our net sales in fiscal 2006, 74% of our net sales in fiscal 2005 and 75% of our net sales in fiscal 2004. Any difficulties we may encounter during this period as a result of weather or disruption of manufacturing or transportation of our products will have a magnified effect on our net sales and net income for the year. The July through November time frame is expected to continue to provide a disproportionate amount of our sales for the foreseeable future.

RISK FACTORS RELATING TO THE APPAREL INDUSTRY

THE COMPETITIVE NATURE OF THE APPAREL INDUSTRY MAY RESULT IN LOWER PRICES FOR
OUR PRODUCTS AND DECREASED GROSS PROFIT MARGINS.

         The apparel business is highly competitive. We have numerous competitors with respect to the sale of apparel, including distributors that import apparel from abroad and domestic retailers with established foreign manufacturing capabilities. Many of our competitors have greater financial and marketing resources and greater manufacturing capacity than we do. We also compete with vertically integrated apparel manufacturers that also own retail stores. The general availability of contract manufacturing capacity also allows ease of access by new market entrants. The competitive nature of the apparel industry may result in lower prices for our products and decreased gross profit margins, either of which may materially adversely affect our sales and profitability. Sales of our products are affected by style, price, quality, brand, reputation and general fashion trends.

IF MAJOR DEPARTMENT, MASS MERCHANT AND SPECIALTY STORE CHAINS CONTINUE TO
CONSOLIDATE, OUR BUSINESS COULD BE NEGATIVELY AFFECTED.

         We sell our products to major department, mass merchant and specialty store chains. Continued consolidation in the retail industry, such as the recent purchase of May Department Store Company by Federated Department Stores, Inc.,
could negatively impact our business. Consolidation could reduce the number of our customers and potential customers. With increased consolidation in the retail industry, we are increasingly dependent on retailers whose bargaining strength may increase and share of our business may grow. As a result, we may face greater pressure from these customers to provide more favorable terms. If purchasing decisions become more centralized, the risks from consolidation increases. Customers may also concentrate purchases among a narrowing group of vendors. This could adversely affect our business.

THE CYCLICAL NATURE OF THE APPAREL INDUSTRY AND UNCERTAINTY OVER FUTURE ECONOMIC
PROSPECTS AND CONSUMER SPENDING COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR
RESULTS OF OPERATIONS.

         The apparel industry is cyclical. Purchases of outerwear, sportswear and other apparel tend to decline during recessionary periods and may decline for a variety of other reasons, including changes in fashion trends and the introduction of new products or pricing changes by our competitors.
Uncertainties regarding future economic prospects could affect consumer-spending habits and have an adverse effect on our results of operations. Uncertainty with respect to consumer spending as a result of weak economic conditions has in the past caused our customers to delay the placing of initial orders and to slow the pace of reorders during the seasonal peak of our business. Weak economic conditions have had a material adverse effect on our results of operations at times in the past and could have a material adverse effect on our results of operations in the future as well.

THE SIGNIFICANT INCREASE IN FUEL PRICES COULD ADVERSELY AFFECT OUR RESULTS OF
OPERATIONS.

         Fuel prices have increased significantly during the past year, most recently as a result of Hurricane Katrina and tensions in the Middle East.
Increased gasoline prices could adversely affect consumer spending, including discretionary spending on apparel. In addition, higher fuel prices could cause our operating expenses to increase, especially with respect to warehousing and freight. Any significant decrease in sales or increase in expenses as a result of higher fuel prices could adversely affect our results of operations.

IF NEW LEGISLATION RESTRICTING THE IMPORTATION OR INCREASING THE COST OF
TEXTILES AND APPAREL PRODUCED ABROAD IS ENACTED, OUR BUSINESS COULD BE ADVERSELY
AFFECTED.

         Legislation that would restrict the importation or increase the cost of textiles and apparel produced abroad has been periodically introduced in
Congress. The enactment of new legislation or international trade regulation, or executive action affecting international textile or trade agreements, could adversely affect our business. International trade agreements that can provide for tariffs and/or quotas can increase the cost and limit the amount of product that can be imported.

         The quota system established by the World Trade Organization was eliminated on December 31, 2004. We cannot be certain of the full impact that this elimination will have on international trade in general and the apparel industry in particular. We also cannot be certain of the impact of quota elimination on our business, including increased competition that could result from the importation of an increasing amount of lower priced apparel into the
United States. Notwithstanding quota elimination, China's accession agreement for membership in the WTO provides that WTO member countries, including the
United States, may re-impose quotas on specific product. In May 2005, the United
States imposed unilateral quotas on several product categories, limiting growth in imports of these categories to 7.5% a year. We are unable to assess the potential for additional action by the United States government with respect to these or other product categories in the event that the quantity of imported apparel significantly disrupts the apparel market in the United States.
Additional action by the United States in response to a disruption in its apparel market could limit our ability to import apparel and increase our costs.

OTHER RISKS RELATING TO OWNERSHIP OF OUR COMMON STOCK

TWO PERSONS ARE IN A POSITION TO SUBSTANTIALLY CONTROL MATTERS REQUIRING A
STOCKHOLDER VOTE.

         As of March 31, 2006, Morris Goldfarb, our Chairman and Chief Executive
Officer, and his father, Aron Goldfarb, our founder and former director, beneficially owned an aggregate of approximately 47.3% of our outstanding common stock. As a result, if they vote together, they effectively have the ability to control the outcome on all matters requiring stockholder approval including, but not limited to, the election of directors and any merger, consolidation or sale of all or substantially all of our assets. They also have the ability to control our management and affairs.

THE PRICE OF OUR COMMON STOCK HAS FLUCTUATED SIGNIFICANTLY AND COULD CONTINUE TO
FLUCTUATE SIGNIFICANTLY.

         Between February 1, 2004 and April 20, 2006, the market price of our common stock has ranged from a low of $3.79 to a high of $11.95 per share. The market price of our common stock may change significantly in response to various factors and events beyond our control, including:

            o  fluctuations in our quarterly revenues or those of our
               competitors as a result of seasonality or other factors;

            o  a shortfall in revenues or net income from that expected by securities analysts and investors;

            o  changes in securities analysts' estimates of our financial performance or the financial performance of our competitors or companies in our industry generally;

            o  announcements concerning our competitors;

            o  changes in product pricing policies by our competitors or our customers;

            o  general conditions in our industry; and

            o  general conditions in the securities markets.

THE FAILURE TO COMPLY WITH THE INTERNAL CONTROL EVALUATION AND CERTIFICATION
REQUIREMENTS OF SECTION 404 OF SARBANES-OXLEY ACT COULD HARM OUR RESULTS OF
OPERATIONS.

         We will be required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002 by
no later than the end of our fiscal year ending January 31, 2008. If we were to qualify as an accelerated filer as of July 31, 2006, we would need to comply by the end of our current fiscal year ending January 31, 2007. We have begun the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with
Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements in this prospectus (including the documents incorporated by reference in this prospectus) concerning our business outlook or future performance; anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are "forward-looking statements" as that term is defined under U.S. federal securities laws. We generally use words such as
"believe," "may," "could," "will," "intend," "estimate," "expect," "anticipate,"
"plan," and similar expressions to identify forward-looking statements.
Forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from those stated
in such statements. These risks, uncertainties and factors include, but are not limited to: reliance on licensed product, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, general economic conditions, as well as other risks detailed in our filings with the SEC.
Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and we cannot assure you that our future results, levels of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by the selling stockholders of the common stock offered by this prospectus.

                              SELLING STOCKHOLDERS

         We are registering for resale by the selling stockholders 872,497 of our shares of common stock that were acquired directly from us, as further described under the heading "Prospectus Summary--Shares Offered."

         In connection with the issuance of these shares, we agreed to file the registration statement of which this prospectus forms a part with the SEC covering the resale of the shares of common stock. We also agreed to prepare and file all amendments and supplements necessary to keep the registration statement effective until the earlier of July 11, 2006 and such time as all of the shares of common stock to which this prospectus relates have been sold.

         We prepared the following table based on the information provided to us by the selling stockholders named in the table. The selling stockholders may, however, have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided such information. Except as set forth in the footnotes to the following table, none of the selling stockholders has held any position or office with, or has otherwise had a material relationship with us, or any of our subsidiaries within the past three years.

         We do not know when or in what amounts a selling stockholder may offer shares of common stock for sale. The selling stockholders may choose not to sell any of the shares of common stock offered by this prospectus. Because the selling stockholders may offer all, some, or none of their shares of common stock pursuant to this offering, we cannot estimate the number of shares of common stock that the selling stockholders will hold after completion of the offering. For purposes of the following table, we have assumed that the selling stockholders will sell all of the shares of common stock covered by this prospectus.

         Under the rules of the SEC, beneficial ownership includes shares of common stock over which the indicated beneficial owner exercises voting or investment power. Unless otherwise indicated in the footnotes below, we believe that the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

                                                                                              NUMBER OF SHARES
                                                 SHARES               NUMBER OF SHARES       BENEFICIALLY OWNED
         SELLING STOCKHOLDER               BENEFICIALLY OWNED          TO BE OFFERED         AFTER THE OFFERING
         -------------------               ------------------          ------------          ------------------
                                            NUMBER         %(1)                               NUMBER        %(1)
                                            ------         ----                               ------        ----

Sammy Aaron(2)......................        355,000(3)     2.9%           336,250             18,750         *
Lee Lipton(4).......................        181,249(5)     1.5%           173,749              7,500         *
Andrew Reid(6)......................        181,249(7)     1.5%           173,749              7,500         *
John Pollack........................         57,499(8)      *              53,749              3,750         *
David Winn(9).......................         93,750(10)     *              75,000           18,750(10)       *
Richard Madris......................         45,000         *              45,000                --           --
Geoffrey Freeman(11)................         15,000         *              15,000                --           --
-------------

*    Less than 1%

(1)  Calculated based on Rule 13d-3(d)(1) of the Securities Exchange Act of
     1934, as amended, or Exchange Act, assuming 12,372,044 shares of common stock outstanding as of April 25, 2006.

(2)  Sammy Aaron has been a director and executive officer of G-III Apparel
     Group, Ltd., and the President of our Marvin Richards division, since July
     11, 2005.

(3)  Does not include 75,000 unvested shares of common stock that may vest based upon the achievement of specified average market price levels of the common stock.

(4)  Lee Lipton has been employed as Vice President of our Marvin Richards division since July 11, 2005.

(5)  Does not include 30,000 unvested shares of common stock that may vest based upon the achievement of specified average market price levels of the common stock.

(6)  Andrew Reid has been employed as Vice President of our Marvin Richards division since July 11, 2005.

(7)  Does not include 30,000 unvested shares of common stock that may vest based upon the achievement of specified average market price levels of the common stock.

                                       10

(8)  Does not include 15,000 unvested shares of common stock that may vest based upon the achievement of specified average market price levels of the common stock.

(9)  David Winn has been employed as President of our Winlit division since July
     11, 2005.

(10) Includes 18,750 shares of common stock that may be acquired upon exercise of options.

(11) Geoffrey Freeman has been employed as Vice President of our Winlit division since July 11, 2005.

                                       11

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares of common stock:

         o        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o        block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and
                  resell a portion of the block as principal to facilitate the transaction;

         o        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o        an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        short sales;

         o        broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a
                  stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         If permitted by applicable securities laws, the selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares of common stock in connection with these trades.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser)
in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the applicable selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of common stock if liabilities are imposed on that person under the Securities Act.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities
Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule
424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

                                       12

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be
"underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay the fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock and activities of the selling stockholders.

                                       13

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby has been passed upon for us by Fulbright & Jaworski L.L.P., New York, New York.

                                     EXPERTS

         The consolidated financial statements of G-III Apparel Group, Ltd.
appearing in G-III Apparel Group's Annual Report (Form 10-K) for the year ended
January 31, 2006 (including schedules appearing therein), have been audited by
Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.
Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The combined financial statements of J. Percy for Marvin Richards, Ltd.
and CK Outerwear, LLC as of December 31, 2004 and the related combined statements of operations, owners' equity, and cash flows for the year then ended appearing in our Form 8-K/A filed on September 27, 2005, incorporated herein by reference, have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the
SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically on EDGAR with the SEC. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F
Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities and their copy charges.

                                       14

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" in this prospectus the information that we have filed with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

         o        Our annual report on Form 10-K for the year ended January 31,
                  2006;

         o        Our current reports on Form 8-K filed on February 7, 2006,
                  March 2, 2006 and March 7, 2006; and

         o        The description of our capital stock contained in our Form 8-K filed on May 1, 2006; and

         o        The financial statements and other information concerning our acquisition of Marvin Richards set forth in our Form 8-K filed on July 15, 2005 and the amendment thereto on Form 8-K/A filed on September 27, 2005.

         This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.

         Upon your written or oral request, we will provide at no cost to you a copy of any and all of the reports or documents that are incorporated by reference in this prospectus but not delivered with this prospectus. Copies of any and all reports or documents that are incorporated by reference in this prospectus may be accessed at our internet address at "www.g-iii.com".

         Requests for copies of such documents should be directed to:

                  Neal S. Nackman
                  Chief Financial Officer
                  G-III Apparel Group, Ltd.
                  512 Seventh Avenue
                  New York, New York  10018
                  (212) 403-0500

                                       15

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth a list of the registrant's expenses in connection with the issuance and distribution of the securities being registered hereby are as follows:

                                                                AMOUNT
                                                                ------
SEC registration fee.................................               $680
Legal expenses*......................................            $30,000
Accounting expenses*.................................             $7,500
Printing expenses*...................................             $2,000
Miscellaneous expenses*..............................               $500
                                                                    ----
     Total*..........................................            $40,680

----------

* Estimated

         The selling stockholders shall bear the fees and expenses, if any, of their own counsel and brokerage fees and commissions incurred by the selling stockholders in connection with resales of the securities registered hereby.

ITEM 14.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law of the State of Delaware (the "GCL")
authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. Article VI of our bylaws provides for the indemnification of our officers and directors to the fullest extent permitted under the GCL.
Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES.

         (a)      On November 29, 2004, we issued 75,000 shares of our common stock to a licensor in connection with the execution of a
                  license agreement. These shares were issued pursuant to the exemption contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         (b)      On July 11, 2005, as part of the consideration for our
                  acquisition of Marvin Richards, we issued to the former owners of Marvin Richards an aggregate of 699,997 shares of our
                  common stock and 225,000 of restricted common stock that vests based on the future price of our common stock. These shares were issued pursuant to the exemption contained in Section
                  4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

         (c)      On July 11, 2005, we sold an aggregate of 135,000 shares of our common stock at a price of $5.00 per share to three
                  executives of Winlit. These shares were issued pursuant to the exemption contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

                                      II-1

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

   Exhibit
     No.       Description
------------   -----------
4.1            Stock Purchase Agreement, dated as of July 11, 2005, by and among
               Sammy Aaron, Andrew Reid, Lee Lipton, John Pollack, Sammy Aaron,
               as Sellers' Representative, G-III Leather Fashions, Inc. and
               G-III Apparel Group, Ltd. (Incorporated by reference to Exhibit
               10.1 to our Current Report on Form 8-K filed on July 15, 2005).
4.2            Share Purchase Agreement, dated as of July 11, 2005, by and between G-III Apparel Group, Ltd. and David Winn. (Previously
               filed as Exhibit 4.2 to our Registration Statement on Form S-3/A
               (Registration No. 333-128239) filed on October 5, 2005, which exhibit is incorporated herein by reference).
4.3            Share Purchase Agreement, dated as of July 11, 2005, by and between G-III Apparel Group, Ltd. and Richard Madris. (Previously
               filed as Exhibit 4.3 to our Registration Statement on Form S-3/A
               (Registration No. 333-128239) filed on October 5, 2005, which exhibit is incorporated herein by reference).
4.4            Share Purchase Agreement, dated as of July 11, 2005, by and between G-III Apparel Group, Ltd. and Geoffrey Freeman.
               (Previously filed as Exhibit 4.4 to our Registration Statement on
               Form S-3/A (Registration No. 333-128239) filed on October 5,
               2005, which exhibit is incorporated herein by reference).
5.1            Opinion of Fulbright & Jaworski L.L.P. (Previously filed as
               Exhibit 5.1 to our Registration Statement on Form S-3
               (Registration No. 333-128239) filed on September 9, 2005, which exhibit is incorporated herein by reference).

23.1           Consent of Independent Registered Public Accounting Firm, Ernst &
               Young LLP.*

23.2           Consent of Fulbright & Jaworski L.L.P. (Previously filed as
               Exhibit 23.2 to our Registration Statement on Form S-3
               (Registration No. 333-128239) filed on September 9, 2005, which exhibit is incorporated herein by reference).

23.3           Consent of Independent Registered Public Accounting Firm, Eisner
               LLP.*

24.1           Power of Attorney. (Previously filed with the registrant's
               Registration Statement on Form S-3 (Registration No. 333-128239)
               filed on September 9, 2005).

--------------------------------------------------------------------------------

*        Filed herewith.

(b) Financial statement schedules.

All financial statement schedules are omitted because they are inapplicable, not required or the information is indicated elsewhere in the consolidated financial statements or the notes thereto.

                                      II-2

ITEM 17.           UNDERTAKINGS.

a) The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities
Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New
York, on April 28, 2006.

                 G-III APPAREL GROUP, LTD.

                 By:  /s/ Wayne S. Miller
                      ---------------------------------------
                 Name:    Wayne S. Miller
                 Title:   Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                        TITLE                                  DATE
              ---------                                        -----                                  ----

/s/ Morris Goldfarb                    Director, Chairman of the Board and Chief Executive    April 28, 2006
---------------------------            Officer (principal executive officer)
Morris Goldfarb*

/s/ Neal S. Nackman                    Chief Financial Officer and Treasurer (principal       April 28, 2006
---------------------------            financial and accounting officer)
Neal S. Nackman

/s/ Sammy Aaron                        Director and Vice Chairman                             April 28, 2006
---------------------------
Sammy Aaron*

/s/ Thomas J. Brosig                   Director                                               April 28, 2006
---------------------------
Thomas J. Brosig*

/s/ Pieter Deiters                     Director                                               April 28, 2006
---------------------------
Pieter Deiters*

/s/ Alan Feller                        Director                                               April 28, 2006
---------------------------
Alan Feller*

/s/ Carl Katz                          Director                                               April 28, 2006
---------------------------
Carl Katz*

/s/ Laura Pomerantz                    Director                                               April 28, 2006
---------------------------
Laura Pomerantz

/s/ Willem van Bokhorst                Director                                               April 28, 2006
---------------------------
Willem van Bokhorst

/s/ Richard White                      Director                                               April 28, 2006
---------------------------
Richard White*

*By:     /s/ Wayne S. Miller
    -------------------------------------------------
         Wayne S. Miller
         Attorney-in-Fact

                                  EXHIBIT INDEX

   Exhibit
     No.       Description
------------   -----------
4.1            Stock Purchase Agreement, dated as of July 11, 2005, by and among
               Sammy Aaron, Andrew Reid, Lee Lipton, John Pollack, Sammy Aaron,
               as Sellers' Representative, G-III Leather Fashions, Inc. and
               G-III Apparel Group, Ltd. (Incorporated by reference to Exhibit
               10.1 to our Current Report on Form 8-K filed on July 15, 2005).
4.2            Share Purchase Agreement, dated as of July 11, 2005, by and between G-III Apparel Group, Ltd. and David Winn. (Previously
               filed as Exhibit 4.2 to our Registration Statement on Form S-3/A
               (Registration No. 333-128239) filed on October 5, 2005, which exhibit is incorporated herein by reference).
4.3            Share Purchase Agreement, dated as of July 11, 2005, by and between G-III Apparel Group, Ltd. and Richard Madris. (Previously
               filed as Exhibit 4.3 to our Registration Statement on Form S-3/A
               (Registration No. 333-128239) filed on October 5, 2005, which exhibit is incorporated herein by reference).
4.4            Share Purchase Agreement, dated as of July 11, 2005, by and between G-III Apparel Group, Ltd. and Geoffrey Freeman.
               (Previously filed as Exhibit 4.4 to our Registration Statement on
               Form S-3/A (Registration No. 333-128239) filed on October 5,
               2005, which exhibit is incorporated herein by reference).
5.1            Opinion of Fulbright & Jaworski L.L.P. (Previously filed as
               Exhibit 5.1 to our Registration Statement on Form S-3
               (Registration No. 333-128239) filed on September 9, 2005, which exhibit is incorporated herein by reference).

23.1           Consent of Independent Registered Public Accounting Firm, Ernst &
               Young LLP.*

23.2           Consent of Fulbright & Jaworski L.L.P. (Previously filed as
               Exhibit 23.2 to our Registration Statement on Form S-3
               (Registration No. 333-128239) filed on September 9, 2005, which exhibit is incorporated herein by reference).

23.3           Consent of Independent Registered Public Accounting Firm, Eisner
               LLP.*

24.1           Power of Attorney. (Previously filed with the registrant's
               Registration Statement on Form S-3 (Registration No. 333-128239)
               filed on September 9, 2005).

*        Filed herewith.